UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on November 18, 2016, Specialized Technology Resources (Malaysia) SDN BHD (“STR Malaysia”), a wholly owned subsidiary of STR Holdings, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Tiong Nam Logistics Solutions SDN BHD (the “Purchaser”) to sell the Company’s Johor, Malaysia facility. Closing of the transaction is subject to customary conditions for transactions of this type, including the approval of the Johor Port Authority within one year of the execution of the Agreement (the “Condition Period”).

On July 31, 2017, the Company received a notice from the Purchaser purporting to terminate the Agreement, alleging that the Johor Port Authority is seeking to impose unacceptable conditions on the approval of the transfer of the facility to the Purchaser. The Company has responded to the Purchaser disputing the validity of the purported termination on the grounds that the Condition Period has not yet expired and the Company is continuing to seek to work with the Johor Port Authority to remove the condition objected to by the Purchaser. The Company cannot assure that it will be successful in obtaining the required approval of the Johor Port Authority for the transaction within the Condition Period, or that the Purchaser will proceed with the transaction if such approval is obtained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: August 4, 2017	By:	/s/ ROBERT S. YORGENSEN
Robert S. Yorgensen
President and Chief Executive Officer